     As Filed With The Securities And Exchange Commission on June 13, 1996
                                       Registration Statement No. 33-
  =============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                            ---------------------
                                  FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            _____________________

                           COGNITRONICS CORPORATION

             (Exact name of registrant as specified in its charter)

         New York                                      13-1953544
      (State or other jurisdiction of               (IRS Employer
       incorporation or organization)                Identification No.)

                              3 Corporate Drive
                      Danbury, Connecticut  06810-4130
  (Address, including Zip Code, of Registrant's Principal Executive Offices)
                            _____________________

                            RESTRICTED STOCK PLAN
                          (Full Title of the Plan)
                            _____________________

                               Harold F. Mayer
                          Cognitronics Corporation
                              3 Corporate Drive
                      Danbury, Connecticut  06810-4130
                               (203) 830-3400

         (Name, Address, including Zip Code, and Telephone Number,
          including Area Code, of Agent for Service)
                            _____________________

                                   Copy to:
                            EDWARD S. DAVIS, ESQ.
                          Hughes Hubbard & Reed LLP
                            One Battery Park Plaza
                        New York, New York  10004-1482
  =============================================================================
                       CALCULATION OF REGISTRATION FEE
  =============================================================================
  Title of                 Proposed          Proposed
  Securities   Amount      Maximum           Maximum         Amount of
  to be        to be       Offering          Aggregate       Registration
  Registered   Registered  Price per Share*  Offering Price*    Fee
  _____________________________________________________________________________
  Common
  Stock
  Par Value
  $.20         150,000     $4.9688           $745,320        $257.01
  =============================================================================
  *Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Registrant's Common Stock as reported on the American Stock Exchange on June 10, 1996.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  INFORMATION INCORPORATED BY REFERENCE.

  There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) All other reports filed by the Company with the Commission since December 31, 1995 pursuant to Section 12(a) or 15(b) of the Exchange Act;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8A dated May 25, 1983, filed pursuant to Section 12(b) of the Exchange Act.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

  Item 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

  Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

  Edward S. Davis, a member of the Board of Directors of the Company, is a partner in the law firm of Hughes Hubbard & Reed LLP, which gave the legal opinion as to the legality of the securities being registered included as Exhibit 5.1 hereto.

  Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 7 of the New York Business Corporation Law authorizes every
  New York corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their re-lationship to the corporation. Officers and directors may only be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reasonable cause to believe the action was unlawful. In addition, in the case of an action brought in the right of the corporation, no indemnification may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been found to be liable to the corporation, unless a court of competent jurisdiction determines that the person is fairly and reasonably entitled to indemnity. It is also provided that any officer or director (unless limited by the articles of incorporation of the corporation) who was successful, on the merits or otherwise, in the defense of any such proceeding shall be entitled to indem-nification. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

  Article 13 of the Company's Certificate of Incorporation provides that no director shall be personally liable to the Company or any stockholder for damages for any breach of duty in such capacity, except if a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional mis-conduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) the director's acts violated Section 719 of the Business Corporation Law of New York. It further provides that if the Business Corporation Law of New York is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law of New York, as so amended.

  Article 10 of the Company's By-Laws provides that the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or  criminal  or otherwise) by reason of the fact that he,  his  testator or intestate, is or was a director or officer of the Company or, at the written request of the Company, is or was serving, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity against all amounts paid as a result of such action or pro-
  ceeding.   It also provides that reasonable expenses actually and
  necessarily incurred in connection with any actual or threatened action or proceeding, or in establishing the right to indemnification, shall be paid by the Company in advance of the final disposition thereof on such terms as the Company shall determine.

  Officers and directors of the Company are covered by insurance which (with specified exceptions and within specified limitations) indemnifies them against damages, judgments, settlements and reasonable costs of investi-gation, defense and appeal arising from any alleged "wrongful act", meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the officers and directors of the Company in their respective capacities as such.

  Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

  Item 8.  EXHIBITS.

  5.1 Opinion of Hughes Hubbard & Reed LLP as to the legality of the securities being registered
  23.1     Consent of Ernst & Young LLP
  23.2     Consent of Counsel (included in Exhibit 5.1)
  24.1     Power of Attorney

  Item 9.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which awards or transfers are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unawarded at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this regi-stration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Danbury, State of Connecticut, on June 12, 1996.

                                              COGNITRONICS CORPORATION

                                              By/S/ Harold F. Mayer
                                              --------------------------
                                              Harold F. Mayer, Secretary




                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Kelley, Harold F. Mayer, Garrett Sullivan and Edward S. Davis his true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereun-to and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




       Signature                     Capacity                       Date

  (i) Principal Executive Officer:

      /S/ Brian J. Kelley
      -------------------------     President and Chief         June 12, 1996
      Brian J. Kelley               Executive Officer

  (ii) Principal Financial and
       Accounting Officer:

      /S/ Garrett Sullivan
      -------------------------     Treasurer and Chief         June 12, 1996
      Garrett Sullivan              Financial Officer

  (iii) A Majority of the Board of Directors:

      /S/ Edward S. Davis
      -------------------------                                 June 12, 1996
      Edward S. Davis

      /S/ Brian J. Kelley
      -------------------------                                 June 12, 1996
      Brian J. Kelley

      /S/ Jack Meehan
      -------------------------                                 June 12, 1996
      Jack Meehan


      _________________________
      William A. Merritt

      /S/ Timothy P. Murphy
      -------------------------                                 June 12, 1996
      Timothy P. Murphy

      /S/ David H. Shepard
      -------------------------                                 June 12, 1996
      David H. Shepard

      /S/ Roy A. Strutt
      -------------------------                                 June 12, 1996
      Roy A. Strutt

                               INDEX TO EXHIBITS


  Exhibit                                                   Sequentially
  Number                Description                         Numbered Page


  5.1         Opinion of Hughes Hubbard & Reed LLP as to the
              legality of the securities being registered         8

  23.1        Consent of Ernst & Young LLP                        9

  23.2        Consent of Counsel                            Included herein
                                                            in Exhibit 5.1

  24.1        Power of Attorney                             Included herein
                                                            at Signature page

                                                         Exhibit 5.1


  June 11, 1996


  Cognitronics Corporation
  3 Corporate Drive
  Danbury, CT  06810

  Dear Sirs:

  You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Cognitronics Corporation (the "Company"), under which the offer and sale of 150,000 shares of Common Stock, par value $0.20 per share (the "Common Stock"), of the Company is to be registered in connection with the Company's Restricted Stock Plan (the "Plan").

  In this connection, and as a basis for the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identi-fied to our satisfaction, of such documents, corporate records, certificates and other instruments including resolutions adopted by the Board of Directors of the Company on March 27, 1995 and May 11, 1995 (the "Resolutions"), and we have made such examination of law as we have deemed necessary or appropriate for the purposes of this opinion.

  The law covered by the opinion set forth below is limited to the laws of the State of New York.

  Based upon the foregoing, assuming that any acceleration of vesting by the Compensation Committee is, as required by the Plan, in return for reasonable benefits to the Company, it is our opinion that the 150,000 shares of Common Stock, when issued in accordance with the terms of the Plan and the Resolu-tions, will be legally issued, fully paid and (subject to Section 630 of the New York Business Corporation Law) nonassessable. The ten largest sharehold-ers of a New York corporation, no shares of which are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, may be personally liable, jointly and severally, under Section 630 of the New York Business Corporation Law, for certain payments due to employees of the corpo-ration.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


  Very truly yours,



  /S/ Hughes Hubbard & Reed LLP
  Hughes Hubbard & Reed LLP

                                                         Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cognitronics Corporation Restricted Stock Plan of our report dated March 13, 1996, with respect to the consolidated finan-cial statements of Cognitronics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP



  Stamford, Connecticut
  June 11, 1996